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                                                                      EXHIBIT 11

                         BAY VIEW CAPITAL CORPORATION
                   COMPUTATION OF PER SHARE EARNINGS (LOSS)



                                                     -------------------------------------------------------------------------------
                                                                                     At December 31,
                                                     -------------------------------------------------------------------------------
                                                          2000              1999               1998              1997           1996
                                                     ---------           -------            -------           -------       --------
                                                                         (Amounts in thousands, except per share amounts)
Basic earnings (loss) per share:
 Net earnings (loss) available to
  common shareholders                                $(326,197)          $28,964            $22,719           $14,021       $ 10,969
 Weighted average shares outstanding/(1)/               32,634            21,169             20,035            12,860         13,703
                                                     ---------           -------            -------           -------       --------
 Basic earnings (loss) per share                     $  (10.00)          $  1.37            $  1.13           $  1.09       $   0.80
                                                     =========           =======            =======           =======       ========

Diluted earnings (loss) per share:
 Net earnings (loss) available to
  common shareholders                                $(326,197)          $28,964            $22,719           $14,021       $ 10,969

 Weighted average shares outstanding/(1)/               32,634            21,169             20,035            12,860         13,703
 Dilutive potential common shares/(1)/                       -               146                300               343            197
                                                     ---------           -------            -------           -------       --------
 Diluted weighted average shares
  outstanding/(1)/                                      32,634            21,315             20,335            13,203         13,900
                                                     ---------           -------            -------           -------       --------
 Diluted earnings (loss) per share                   $  (10.00)          $  1.36            $  1.12           $  1.06       $   0.79
                                                     =========           =======            =======           =======       ========

/(1)/ Amounts have been adjusted for a 2-for-1 stock split in the form of a 100% stock dividend paid June 1997.